UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

SONIC CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Employee FAQ

1.	What was announced today?
•	Sonic announced that it has entered into an agreement to be acquired by Inspire Brands, Inc. in a transaction.
•	Through this transaction, which is valued at approximately $2.3 billion, Sonic will transition from being a publicly traded company to a privately held company.
•	Following the completion of the transaction, Sonic will operate as a separate business unit within Inspire and will continue to be based in Oklahoma City and led by our management team.
•	This means our franchise structure, branding, operations, and commitment to exceeding the expectations of our guests remains the same.

2.	Why are we doing this?
•	We have much to gain by joining forces with this powerful group of distinct restaurants.
•
As a privately held-company, we expect to have increased operational flexibility, and being part of a larger organization enables outsized investments in long-term growth initiatives and the ability to leverage scale to drive efficiencies.

•	Working closely with Inspire, we will continue to provide made-to-order American classics, distinctive flavors and the most personalized guest experience in our industry.

3.	How did this transaction come about?
•	Our agreement with Inspire validates the actions we have taken over the last year to increase traffic and improve sales while delivering differentiated offerings and superior guest service.
•	We hit a milestone this year with 3,606 drive-ins in operation in 45 states.
•
In a challenging market with heightened competition and changing consumer needs, we have successfully implemented a number of key strategic initiatives, including mobile order ahead, operational simplification, and a more streamlined go-to-market strategy, as we deliver the most personalized guest experience in the QSR industry, support our franchisees and drive growth.

•	Our Board of Directors, taking into account the views of shareholders, conducted a comprehensive review of a wide range of strategic options to maximize shareholder value.

4.	Who is Inspire Brands?
•	Inspire is a multi-brand restaurant company whose portfolio includes more than 4,700 Arby’s, Buffalo Wild Wings, and Rusty Taco locations worldwide.
•
Inspire is majority-owned by Roark, an Atlanta-based private equity firm that specializes in consumer, multi-unit and franchise brands, including Focus Brands (Moe’s, McAllister’s, Jamba Juice), Seattle’s Best Coffee, Auntie Anne’s, Carl’s Jr / Hardee’s, Corner Bakery, and Culver’s among others.

•	We have much to gain by joining forces with Inspire’s powerful group of distinct restaurants.
•
Importantly, the Inspire team has great respect for our company and confidence in our future. Inspire recognizes our loyal customer base, strong differentiation in the marketplace, unique culture of collaboration with our franchisees and the important role that our employees play in driving our brand’s success.

5.	Who will lead Sonic going forward? What happens to Cliff Hudson and the rest of the management team?
•	Inspire has a tremendous respect for Sonic’s strong leadership team and intends to keep the team in place.

6.	When do you expect the transaction to close?
•
We expect the transaction to close by the end of the year. It is subject to the approval of Sonic shareholders and the satisfaction of customary closing conditions, including applicable regulatory approvals.

•	Until closing, we remain an independent company and day-to-day operations and implementation of strategic initiatives will continue as usual.

7.	Will salaries and benefits be affected? Will my 401k or healthcare benefits change?
•	As part of the agreement, salaries and benefits will remain at equivalent levels for a period of time
•	If there are any changes to compensation and benefits in the future, we expect they will remain competitive
•	All outstanding options will vest immediately upon closing.
•	If there are changes to compensation, we will keep you informed.

8.	Will I have a job? Will SONIC relocate to Atlanta?
•	Sonic is a thriving business with a great talent and the business needs for great talent will continue.
•	Following the completion of the transaction, Sonic will operate as a separate business unit within Inspire and will continue to be based in Oklahoma City.
•	There will be some point where some changes may make sense, but that will likely be determined over time
•	To be clear, based on our conversations with Inspire, it is clear that this transaction is about growth, not cost cutting.
•	We commit to transparency and open communication as we move forward.
•	The best thing you can do is remain focused on your job.

9.	How does this benefit our guests?
•	Working closely with Inspire, we will continue to provide made-to-order American classics, distinctive flavors and the most personalized guest experience in our industry.
•	In addition, being part of a larger organization enables outsized investments in long-term growth initiatives and the ability to leverage scale to drive efficiencies.

10.	My team has goals, objectives and budget for FY19, how do we approach these?
•	Business should continue as normal, we have an obligation to franchisees, each other, and shareholders to continue the good work we’ve accomplished together.
•	We have achieved much over the past year and still have much to accomplish. Your focus and commitment to the brand, our franchisees and fellow employees is important.
•	We have a great culture with a strong history of delivering for our guests; this will not change.
•	Based on our conversations with Inspire, it is clear that this transaction is about growth, not cost cutting.

11.	What should I do if I receive inquiries from the media?
•	As a reminder, it is important that we continue to speak with one voice.
•	Should you receive any inquiries from the media, please follow our media protocol and contact Christi Woodworth, VP of Public Relations, at 405-627-1260 or christi.woodworth@sonicdrivein.com.

12.	If I have further questions about the announcement, who should I ask?
•	If you have additional question or concerns please ask your supervisor, VP or senior leader.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Sonic Corp. from specifically enforcing Inspire Brands, Inc.’s obligations under the merger agreement or recovering damages for any breach by Inspire Brands, Inc.; (2) the effects that any termination of the merger agreement may have on Sonic Corp. or its business, including the risks that (a) Sonic Corp.’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Sonic Corp. to pay Inspire Brands, Inc. a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Sonic Corp. and its business, including the risks that as a result (a) Sonic Corp.’s business, operating results or stock price may suffer, (b) Sonic Corp.’s current plans and operations may be disrupted, (c) Sonic Corp’s ability to retain or recruit key employees may be adversely affected, (d) Sonic Corp.’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Sonic Corp’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Sonic Corp’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Sonic Corp. and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Sonic Corp.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, as updated or supplemented by subsequent reports that Sonic Corp. has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Inspire Brands, Inc. nor Sonic Corp. assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Inspire Brands, Inc. and Sonic Corp. In connection with the proposed transaction, Sonic Corp. plans to file a proxy statement with the Securities and Exchange Commission (“SEC”). SHAREHOLDERS OF SONIC CORP. ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT SONIC CORP. WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Sonic Corp. at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, at https://ir.sonicdrivein.com/ or by contacting Sonic Corp.’s Investor Relations at (405) 225-5000.

PARTICIPANTS IN SOLICITATION
Sonic Corp. and its directors, executive officers and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Sonic Corp.’s directors and executive officers is available in its proxy statement filed with the SEC on December 18, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.